     As filed with the Securities and Exchange Commission on June 28, 2002
Registration No. 333-___________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SCIENTIFIC LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	94-3234458

(State of Incorporation)	(I.R.S. Employer Identification No.)

300 FRANK H. OGAWA PLAZA, SUITE 500
OAKLAND, CALIFORNIA 94612
(Address of principal executive offices)

1999 EMPLOYEE STOCK PURCHASE PLAN
2002 CEO OPTION PLAN
(Full title of the plans)

ROBERT C. BOWEN
CHIEF EXECUTIVE OFFICER
SCIENTIFIC LEARNING CORPORATION
300 FRANK H. OGAWA PLAZA, SUITE 500
OAKLAND, CALIFORNIA 94612
(510) 444-3500
Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
LINDA L. CARLONI
GENERAL COUNSEL
SCIENTIFIC LEARNING CORPORATION
300 FRANK H. OGAWA PLAZA, SUITE 500
OAKLAND, CALIFORNIA 94612

     Page 1 of 11 Pages
Exhibit Index at Page 9

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)		Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Shares of Common Stock,	350,000	$1.435	(2)	$ 502,250.00	$46.21
par value $.001 per
share, reserved for
future issuance under
the 1999 Employee Stock
Purchase Plan

Shares of Common Stock,	423,190	$1.1815	(1)	$ 499,998.99	$46.00
par value $.001 per
share, subject to
outstanding options
granted under the 2002
CEO Option Plan

Shares of Common Stock,	47,398	$1.435	(2)	$ 68,016.13	$ 6.26
par value $.001 per
share, reserved for
future issuance
under the 2002
CEO Option Plan

Totals	820,588			$1,070,265.10	$98.47

(1) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 1999 Employee Stock Purchase Plan, as amended (the “Employee Plan”) or the 2002 CEO Option Plan (the “CEO Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to options previously granted under the CEO Plan (pursuant to Rule 457(h)) and (b) the average of the high and low prices of the Company’s Common Stock as reported on the Nasdaq National Market on June 25, 2002 for shares available for grant pursuant to the CEO Option Plan and the Employee Plan (pursuant to Rule 457(c)).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Scientific Learning Corporation (the “Company”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

a)    The Company’s latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or either (1) the Company’s latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”), that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed or (2) the Company’s effective registration statement on Form 10 and 10–SB or Form 20-F filed under the Exchange Act containing audited financial statements for the Company’s latest fiscal year for which such statements have been filed.

(b)    All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

(c)    The description of the Company’s Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

     With respect to the Employee Plan, the contents of Registration Statement on Form S-8 No. 333-87213 filed with the Securities and Exchange Commission on September 16, 1999, are incorporated by reference herein.

     The Employee Plan was amended in March 2002 by the Board of Directors and the amendment was subsequently approved by the stockholders in May 2002. The Employee Plan was amended to increase the number of shares of Common Stock of the Registrant reserved for issuance under the Employee Plan by 350,000 shares.

DESCRIPTION OF SECURITIES

Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company has entered into indemnity agreements with each of its directors and executive officers. The form of indemnity agreement provides that the Company will indemnify against any and all expenses a director or executive officer who incurs expenses because of his or her status as a director or executive officer, to the fullest extent permitted by the Company’s bylaws.

     The Company’s certificate of incorporation and bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. The certificate of incorporation provides that directors will not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability: (1) for any breach of the directors’ duty of loyalty to us or the Company’s stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) in respect of certain unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derives any improper personal benefit. The certificate of incorporation also provides that if the Delaware General Corporation Law is amended after the approval by the Company’s stockholders of the certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the Delaware law. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Company’s bylaws provide that the Company will indemnify its directors and executive officers and may indemnify other officers, employees and other agents of the Company to the fullest extent not prohibited by Delaware law. These provisions do not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. The Company has purchased a directors’ and officers’ liability insurance policy providing coverage up to specified amounts for losses incurred by the Company, its directors or officers in connection with specified claims against them, including specified claims under state and federal securities laws.

EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

EXHIBITS

EXHIBIT NUMBER	EXHIBIT

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, Independent
Auditors.

23.2	Consent of Cooley Godward LLP is contained in
Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	1999 Employee Stock Purchase Plan, as amended (1)

99.2	2002 CEO Option Plan (2)

(1)    Filed as an exhibit to the Schedule 14A (Sec. File No. 000-24547) on April 19, 2002 and incorporated herein by reference.

(2)    Filed as an exhibit to the Form 8-K (Sec. File No. 000-24547) on June 7, 2002 and incorporated herein by reference.

UNDERTAKINGS

1.     The undersigned registrant hereby undertakes:

          (a)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i)     To include any prospectus required by section 10(a)(3) of the Securities Act;

                     (ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

                     (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on June 26, 2002.

SCIENTIFIC LEARNING CORPORATION By: /s/ Jane A. Freeman —————————————— Jane A. Freeman Title: Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Bowen and Jane A. Freeman, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

7

Signature	Title	Date

/s/ Robert C. Bowen —————————— (Robert C. Bowen)	Chief Executive Officer and Director (Principal Executive Officer)	June 26, 2002

/s/ Jane A. Freeman —————————— (Jane A. Freeman)	Chief Financial Officer (Principal Financial and Accounting Officer)	June 26, 2002

/s/ Ajit Dalvi —————————— (Ajit Dalvi)	Director	June 26, 2002

/s/ Carleton A. Holstrom —————————— (Carleton A. Holstrom)	Director	June 26, 2002

/s/ Dr. Joseph B. Martin —————————— (Dr. Joseph B. Martin)	Director	June 26, 2002

/s/ Dr. Michael M. Merzenich —————————— (Dr. Michael M. Merzenich)	Director	June 26, 2002

/s/ Rodman W. Moorhead, III —————————— (Rodman W. Moorhead, III)	Director	June 26, 2002

/s/ Dr. Paula Tallal —————————— (Dr. Paula Tallal)	Director	June 26, 2002

8

EXHIBIT INDEX EXHIBITS

Exhibit Number	Description	Sequential Page No.

5.1	Opinion of Cooley Godward LLP.	10

23.1	Consent of Ernst & Young LLP, Independent Auditors.	11

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	1999 Employee Stock Purchase Plan, as amended (1)

99.2	2002 CEO Option Plan (2)

(1)    Filed as an exhibit to the Schedule 14A (Sec. File No. 000-24547) on April 19, 2002 and incorporated herein by reference.

(2)    Filed as an exhibit to the Form 8-K (Sec. File No. 000-24547) on June 7, 2002 and incorporated herein by reference.